2nd Quarter 2025 Earnings Presentation July 24, 2025

Disclaimer FORWARD-LOOKING STATEMENTS This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed business combination transaction between Columbia Banking System, Inc. (“Columbia”) and Pacific Premier Bancorp, Inc. (“Pacific Premier”) (the “Transaction”), the plans, objectives, expectations and intentions of Columbia and Pacific Premier, the expected timing of completion of the Transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “believe,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Although there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward- looking statements or historical performance: changes in general economic, political, or industry conditions, and in conditions impacting the banking industry specifically; uncertainty in U.S. fiscal, monetary and trade policy, including the interest rate policies of the Federal Reserve Board or the effects of any declines in housing and commercial real estate prices, high or increasing unemployment rates, continued or renewed inflation, the impact of proposed or imposed tariffs by the U.S. government or retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers or any recession or slowdown in economic growth particularly in the western United States; volatility and disruptions in global capital and credit markets; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources, including impacts on prepayment speeds; competitive pressures among financial institutions and nontraditional providers of financial services, including on product pricing and services; concentrations within Columbia’s or Pacific Premier’s loan portfolio (including commercial real estate loans), large loans to certain borrowers, and large deposits from certain clients; the success, impact, and timing of Columbia’s and Pacific Premier’s respective business strategies, including market acceptance of any new products or services and Columbia’s and Pacific Premier’s ability to successfully implement efficiency and operational excellence initiatives; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; changes in laws or regulations; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement to which Columbia and Pacific Premier are parties; the outcome of any legal proceedings that may be instituted against Columbia or Pacific Premier; delays in completing the Transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the failure to satisfy any of the conditions to the closing of the Transaction on a timely basis or at all; changes in Columbia’s or Pacific Premier’s share price before closing, including as a result of the financial performance of the other party prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; the possibility that the anticipated benefits of the Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Columbia and Pacific Premier do business; certain restrictions during the pendency of the proposed Transaction that may impact the parties’ ability to pursue certain business opportunities or strategic Transactions; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transaction; the ability to complete the transaction and integration of Columbia and Pacific Premier promptly and successfully; the dilution caused by Columbia’s issuance of additional shares of its capital stock in connection with the Transaction; and other factors that may affect the future results of Columbia and Pacific Premier. Additional factors that could cause results to differ materially from those described above can be found in Columbia’s Annual Report on Form 10-K for the year ended December 31, 2024 (available here) and Columbia’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025 (available here), which is on file with the Securities and Exchange Commission (the “SEC”) and available on Columbia’s investor relations website, www.columbiabankingsystem.com, under the heading “SEC Filings,” and in other documents Columbia files with the SEC, and in Pacific Premier’s Annual Report on Form 10-K for the year ended December 31, 2024 (available here) and Pacific Premier’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025 (available here), which is on file with the SEC and available on Pacific Premier’s website, www.investors.ppbi.com, under the heading “SEC Filings” and in other documents Pacific Premier files with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Columbia nor Pacific Premier assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. 2

Disclaimer (continued) NON-GAAP FINANCIAL MEASURES In addition to results presented in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. 3

COLUMBIA BANKING SYSTEM
4

Columbia Banking System: A Franchise Like No Other

Columbia at a Glance

Corporate	Ticker	COLB
	Headquarters	Tacoma, Washington
	Offices	~300 in eight states
Financials as of June 30, 2025	Assets	$52 billion
	Loans	$38 billion
	Deposits	$42 billion
	Common Equity Tier 1 Capital Ratio	10.8%(1)
	Total Capital Ratio	13.0%(1)

West-Focused Regional Powerhouse


WA
Spokane
Tacoma
Portland
Kennewick
OR
ID
Boise
Salt Lake City
UT
Denver
CO
Reno
NV
Sacramento
San Francisco
CA
Las Vegas
AZ
Los Angeles
Long Beach
San Diego
Phoenix

Business Bank of Choice

- In-market, relationship-based commercial banking
- Attractive footprint in high-growth markets
- Full suite of deposit products and services with contemporary digital capabilities
- Expertise in treasury management, foreign exchange, and global cash management
- Expanding small business platform
- Comprehensive and growing wealth advisory and trust businesses
- Niche verticals include diverse agricultural, healthcare, tribal banking, and equipment finance

(1) Regulatory capital ratios are estimates pending completion and filing of Columbia's regulatory reports.

Why Columbia? 5 ■ Our Business Bank of Choice strategy cultivates a granular, low-cost core deposit base ■ Opportunity to gain share in California and growing metros in the West while increasing density in the Northwest ■ Solid capital generation supports long-term organic growth and return to shareholders ■ Strong credit quality is supported by a diversified, well-structured, and conservatively underwritten loan portfolio ■ Compelling culture and Community Banking at Scale business model foster deep community ties while also attracting and retaining top banking talent ■ Scaled western franchise is difficult to replicate and provides scarcity value

COLUMBIA BANKING SYSTEM
6

Operating in Large, Attractive Western Markets

Foothold in the West[1]

(population in millions)

Northwest


4.1mm
Seattle, WA


2.5mm
Portland, OR


0.8mm
Boise, ID

California and Nevada


12.8mm
Los Angeles, CA


2.4mm
Sacramento, CA


2.4mm
Las Vegas, NV

Other West


5.2mm
Phoenix, AZ


3.0mm
Denver, CO


1.3mm
Salt Lake City, UT

Top Regional Bank in the NW (WA, OR, ID)[1]

		Total	Northwest	
Rank	Bank (HQ State)	Assets ($B)	Deposits ($B)	Mkt Shr
1	Bank of America (NC)	$3,349	$58	16.4 %
2	U.S. Bancorp (MN)	676	52	14.7 %
3	JPMorgan (NY)	4,358	45	12.7 %
4	Wells Fargo (CA)	1,950	40	11.3 %
5	**COLB (WA)**	**70**	**34**	**9.8 %**
6	KeyCorp (OH)	189	18	5.2 %
7	WaFd (WA)	28	12	3.4 %
8	Banner Corp. (WA)	16	11	3.0 %

5th Largest Bank HQ'd in our Footprint[1]

		Total	Eight-State Footprint	
Rank	Bank (HQ State)	Assets ($B)	Deposits ($B)	Mkt Shr
1	Wells Fargo (CA)	$1,950	$448	12.4 %
2	Zions (UT)	88	59	1.7 %
3	Western Alliance (AZ)	83	65	1.8 %
4	East West (CA)	76	52	1.5 %
5	**COLB (WA)**	**70**	**56**	**1.6 %**
6	Banc of California (CA)	34	24	0.7 %
7	WaFd (WA)	28	19	0.5 %
8	FirstBank (CO)	27	24	0.7 %

Established Presence in Attractive Markets[1]

- Our market share in the Northwest stands with large national and super regional banks, at nearly 10%
- Our foothold in top western markets and scaled franchise provide us the opportunity to increase share in California, Arizona, Colorado, and Utah
- Densely populated metropolitan areas provide opportunity for our bankers to take market share as we grow where businesses are growing
- Current household income in our footprint is 106% of the national average, and the five-year growth rate of 9.0% compares favorably to 8.8% nationally

(1) Population, household income, and asset data sourced from S&P Global Market Intelligence. Total assets as of March 31, 2025. Deposits and market share data sourced from the Federal Deposit Insurance Corporation ("FDIC") as of June 30, 2024 and adjusted to a pro forma basis for Columbia's acquisition of Pacific Premier Bancorp, Inc., which is expected to close as early as September 1, 2025, subject to the satisfaction of customary closing conditions, including regulatory approvals. Columbia and Pacific Premier will operate as separate companies until closing and information contained herein about the combined company and on a pro forma basis is provided solely on an illustrative basis. Groups represent banks headquartered in the United States.

Acquisition of Pacific Premier Increases Scale and Opportunities 7 (1) Financial data present Columbia and Pacific Premier on a combined pro forma basis as of June 30, 2025 and do not reflect purchase accounting adjustments. (2) Deposits and market share data sourced from S&P Global Market Intelligence as of June 30, 2024, and adjusted to a pro forma basis by S&P. Southern California defined as: Bakersfield-Delano, CA; El Centro, CA; Los Angeles-Long Beach-Anaheim, CA; Oxnard-Thousand Oaks- Ventura, CA; Riverside-San Bernardino-Ontario, CA; San Diego-Chula Vista-Carlsbad, CA; San Luis Obispo-Paso Robles, CA and Santa Maria-Santa Barbara, CA MSAs. (3) % of Franchise reflects percentage of Royal Bank of Canada’s deposits as of July 31, 2024. Adds Scale in Southern California and Increased Presence in Northwest Top 10 Market Share in Southern California(2) Total % of Rank Bank Deposits ($mm) Franchise 1 JPMorgan Chase $180,813 7.5% 2 Bank of America 145,994 7.6% 3 Wells Fargo 134,158 9.8% 4 Royal Bank of Canada(3) 53,062 5.6% 5 U.S. Bancorp 49,629 9.5% 6 East West Bancorp 43,190 72.0% 7 Citigroup 42,656 3.3% 8 Axos Financial 17,843 92.2% 9 Bank of California 17,743 61.6% 10 Pro Forma 14,644 26.1% 12 Pacific Premier 13,509 92.4% 51 Columbia 1,135 2.7% $70B Assets $50B Loans $56B Deposits Pro Forma Snapshot(1)

COLUMBIA BANKING SYSTEM

8

Acquisition Increases Density throughout Our Footprint

Enhances Density in the Northwest


Columbia (230)
Pacific Premier (10)
WA
MT
OR
ID

MSA[1]	Deposits ($mm) Market	COLB	Pro Forma	Market Share COLB	Pro Forma
Seattle	$138,475	$7,154	$7,597	5.2 %	5.5 %
Portland	61,865	5,328	5,499	8.6 %	8.9 %
Boise	16,560	220	220	1.3 %	1.3 %
Spokane	13,128	3,860	3,860	29.4 %	29.4 %

Improves Competitive Position in California


Columbia (60)
Pacific Premier (44)
NV
UT
CA
AZ

MSA[1]	Deposits ($mm) Market	COLB	Pro Forma	Market Share COLB	Pro Forma
Los Angeles	$666,836	$1,045	$10,448	0.2 %	1.6 %
San Diego	121,655	34	690	<0.1%	0.6 %
Inland Empire[2]	77,183	—	1,602	— %	2.1 %
Central Coast[2]	22,743	56	2,493	0.3 %	8.1 %

Accelerates Growth in Expansion Markets


Columbia (9)
Pacific Premier (4)
WY
NV
UT
CO
CA
AZ
NM

MSA[1]	Deposits ($mm) Market	COLB	Pro Forma	Market Share COLB	Pro Forma
Phoenix/Tucson[2]	$188,059	$47	$523	<0.1%	0.3 %
Denver	111,173	*Branch opened in March 2025*			
Las Vegas	89,653	—	99	— %	0.1 %
Salt Lake City[3]	53,107	15	15	<0.1%	<0.1%

(1) Deposits and market share data sourced from S&P Global Market Intelligence as of June 30, 2024, and adjusted to a pro forma basis by S&P.
(2) Inland Empire defined as the Riverside-San Bernadino-Ontario, CA MSA; Central Coast defined as the Santa Maria-Santa Barbara, CA and San Luis Obispo-Paso Robles, CA MSAs; Phoenix/Tucson defined as Phoenix-Mesa-Chandler, AZ and Tucson, AZ MSAs.
(3) Excludes specialty finance companies and banks with individual branches that have over $1 billion in deposits in the Salt Lake City MSA.

COLUMBIA BANKING SYSTEM

9

Acquisition Is Strategically Compelling and Financially Attractive

Transaction Overview[(1)]	▪ 100% common stock, no capital raise required to support the transaction ▪ Fixed exchange ratio; Pacific Premier stockholders will receive 0.9150 of a Columbia share for each Pacific Premier share ▪ Expected closing as early as September 1, 2025, subject to receipt of regulatory approvals and other customary closing conditions ▪ The combined organization will operate under the unified brand of Columbia Bank
Strategic Rationale	▪ Accelerates Columbia's Southern California expansion strategy by ~10 years and enhances presence in new growth markets ▪ Creates a strategically cohesive regional powerhouse with ~$70 billion in assets ▪ Adds HOA banking business, custodial trust operations, Escrow and 1031 Exchange business, and API banking platform ▪ Strong corporate fit and similar operating and credit philosophies limit execution risk
Financially Attractive[(1)]	▪ Top-decile peer pro forma profitability ratios (e.g., ROATCE, ROAA, efficiency) imply upside to Columbia's valuation ▪ Pacific Premier is comparatively overcapitalized with an 18.9% total RBC ratio and a 17.0% CET1 ratio as of June 30, 2025 ▪ 14% 2026E EPS accretion with initial tangible book value dilution recovered in three years (crossover method) ▪ Mark-to-market treatment enhances balance sheet restructuring flexibility
Integration Update	▪ The shareholders of Columbia and Pacific Premier overwhelmingly approved the combination at their respective special meetings, which were held July 21, 2025 ▪ Integration efforts are progressing as planned, driven by the comprehensive preparation of cross-company teams, which are led by Columbia's Integration Management Office, positioning us for a smooth and timely closing once regulatory approvals are secured and other customary closing conditions are satisfied

(1) See Appendix for pro forma financial assumptions and adjustments.

Leveraging Technology to Improve Collaboration and Performance 10 Enhancing the Customer Experience Driving Revenue Generation Creating Operational Efficiencies ■ AI-powered "Smart Leads” support relationship banking and provide opportunities to generate fee income through predictive analytics ■ Continued investment in new payment technologies, including Real Time Payments, integrated receivables and payables, and Zelle for Business ■ Account aggregation and forecasting tools integrated into online banking ■ Digital international banking solutions, including an online foreign exchange portal for real time FX quotes and trades ■ Differentiated small business and commercial online banking platforms with integrated technologies ■ Enhancing fraud protection and prevention measures to minimize customer losses and increase core fee income for the bank ■ Updating our online account opening process to make it easier and more convenient for customers ■ Strengthening our bank security and risk management with advanced authentication technology to safeguard our customers across digital platforms ■ Embracing AI capabilities to improve associate productivity ■ Continuing expansion of cloud technologies and integrated banking through open APIs ■ Developing support for human agents in our contact center with virtual assistants ■ Automating tasks and streamlining operations to enhance efficiency and improve the customer experience; our goal is to be the most convenient bank for our associates (internally) and our customers (externally) Our customer-focused technology stack incorporates resilient, scalable, and secure systems to support our Business Bank of Choice operating strategy. We embrace technology to not only create operational efficiencies, but also to support an elevated customer experience and to drive additional revenue opportunities through needs-based solutions. Many technology use cases support multiple goals: efficiency, customer satisfaction, and revenue growth.

FINANCIAL HIGHLIGHTS

YTD 2025 Highlights 12 ■ Continued to plan for Columbia’s acquisition of Pacific Premier, which was announced on April 23, 2025, and is expected to close as early as September 1, 2025, pending regulatory approvals and satisfaction of other customary closing conditions. Shareholder approval was received by both companies on July 21, 2025. ■ Umpqua Bank changed its legal name to Columbia Bank effective July 1, 2025, and we will begin doing business under the Columbia Bank name and brand beginning September 1, 2025. ■ Treasury management and commercial card income increased 6% for the first six months of 2025, compared to the first six months of 2024. Other key contributors to core fee income, like financial services and trust revenue and international banking revenue, also expanded notably for the year-to-date period, rising 12% and 55%, respectively, relative to the same period of 2024. ■ Total risk-based capital ratio of 13.0%(2) as of June 30, 2025 highlights over 85 basis points of net capital generation over the trailing 12 months and provides flexibility for future return to shareholders. Reported Operating(1) $239 million $300 million Net Income Net Income $384 million $454 million Pre-Provision Net Revenue(1) Pre-Provision Net Revenue $1.14 $1.43 Earnings-per-Share - Diluted Earnings-per-Share - Diluted 0.94% 1.17% Return on Assets Return on Assets 1.50% 1.78% PPNR Return on Assets(1) PPNR Return on Assets 9.18% 11.52% Return on Equity Return on Equity 12.80% 16.07% Return on Tangible Common Equity(1) Return on Tangible Common Equity (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement for each is provided in the Appendix of this slide presentation. (2) Regulatory capital ratios are estimates pending completion and filing of Columbia’s regulatory reports.

COLUMBIA BANKING SYSTEM

13

Second Quarter 2025 Highlights

Reported	Operating[1]
$152 million Net Income	**$160 million** Net Income
$233 million Pre-Provision Net Revenue[1]	**$242 million** Pre-Provision Net Revenue
$0.73 Earnings-per-Share - Diluted	**$0.76** Earnings-per-Share - Diluted
1.19% Return on Assets	**1.25%** Return on Assets
1.81% PPNR Return on Assets[1]	**1.88%** PPNR Return on Assets
11.56% Return on Equity	**12.16%** Return on Equity
16.03% Return on Tangible Common Equity[1]	**16.85%** Return on Tangible Common Equity

- Executed a successful small business and retail campaign, which ran through mid-July and brought over $450 million in new deposits to the bank. The campaign was also successful in generating new SBA lending relationships.
- Opened two branches in Arizona, strengthening support for bankers and customers in Phoenix and the surrounding markets. A branch was also opened in Eastern Oregon, bringing essential banking services to an underserved rural community.
- Expanded Go-To Virtual Assistant during business hours to improve our ability to serve customers and increase associate efficiency.
- Expanded Columbia's executive leadership talent with the addition of Judi Giem as Chief Human Resources Officer. Ms. Giem brings over 20 years of comprehensive human resources leadership experience for publicly traded companies.
- Received the Puget Sound Business Journal's Corporate Citizenship Award for our philanthropy work in 2024.
- Supported 422 unique charities across our footprint with associates volunteering over 3,800 hours during Melanie Dressel Community Commitment Month in April.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement for each is provided in the Appendix of this slide presentation.

Our Diversified Commercial Bank Business Model with a Strong Retail Network Supports our Granular, High-Quality Deposit Base Non-interest, 32% Demand, 20% Money Market, 28% Savings, 5% Time, 15% Enterprise-wide Deposit Composition 14 ■ Deposits were $42 billion as of June 30, 2025 and represented by a granular base that is diversified by business line, industry, and geography. Our average customer account balance is $36 thousand.(1) ■ Our use of public and brokered deposits as a source of funding beyond term debt impacts the composition of our enterprise-wide deposit portfolio. We believe our customer deposit composition(1) is more illustrative of the quality of Columbia’s core deposit franchise. Our bankers’ activity is geared toward protecting the quality of our relationship-based franchise while generating net customer balance growth to reduce the need for non-core funding sources over time. Commercial, 28% Commercial - Small Business, 20% Consumer, 37% Brokered, 8% Public & Other, 7% Deposits by Category Customer Deposit Composition(1) Non-interest, 35% Demand, 19% Money Market, 30%Savings, 6% Time, 10% (1) Excludes all public, administrative, and brokered deposits, as detailed on the “Liquidity Overview” slide in the Appendix. Excluded balances accounted for 15% of total deposits as of June 30, 2025. This is a non-GAAP financial measure.

COLUMBIA BANKING SYSTEM
15

Securities Portfolio Overview

Available-for-Sale Securities Portfolio as of June 30, 2025

($ in millions)	Current Par	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	% of Total AFS Portfolio	Effective Duration	Book Yield
U.S. Treasuries	$235	$233	$0	($1)	$232	3 %	1.9	3.68 %
U.S. Agencies	1,146	1,159	$5	($49)	1,115	13 %	3.0	2.78 %
Mortgage-backed securities - residential agency	3,329	3,089	$4	($258)	2,834	33 %	6.8	3.46 %
Collateralized mortgage obligations[(1)]	1,241	1,156	$8	($85)	1,079	12 %	6.0	3.64 %
Obligations of states and political subdivisions	1,100	1,042	$3	($30)	1,015	12 %	4.3	3.43 %
Commercial mortgage-backed securities - agency	2,501	2,393	$21	($36)	2,378	27 %	3.6	4.59 %
Total available for sale securities	**$9,552**	**$9,071**	**$42**	**($460)**	**$8,653**		**5.0**	**3.70 %**
Percentage of current par		**95%**	**0%**	**(5%)**	**91%**			

Available-for-Sale Securities Portfolio
Percentage at Gain / Loss as of June 30, 2025


Unrealized Gain, 37%
Unrealized Loss, 63%

- The total available-for-sale ("AFS") securities portfolio had a book yield of 3.70% and an effective duration of 5.0 as of June 30, 2025, compared to 3.61% and 4.9, respectively, as of March 31, 2025.
- As of June 30, 2025, 37% of the AFS securities portfolio (by fair value) was in an unrealized gain position and had a weighted average book yield of 4.71%. The remaining 63% of the portfolio was in an unrealized loss position and had a weighted average book yield of 3.15%.

Note: Table may not foot due to rounding.

(1) Portfolio includes $238 million in high-quality non-agency collateralized mortgage obligations ("CMO") that were in a small unrealized gain position as of June 30, 2025 (amortized cost of $236 million). The remaining $841 million of the portfolio is comprised primarily of residential agency CMOs.

Loan Roll Forward Activity $ in m ill io ns Three Months Ended June 30, 2025 $37,616 $1,002 ($73) ($623) ($309) $23 $37,637 Beginning Balance (3/31/2025) New Originations Net Advances/ (Payments) Prepayments Payoffs or Sales Other Ending Balance (6/30/2025) 16 $ in m ill io ns Three Months Ended June 30, 2024 $37,642 $910 ($95) ($392) ($468) $113 $37,710 Beginning Balance (3/31/2024) New Originations Net Advances/ (Payments) Prepayments Payoffs or Sales Other Ending Balance (6/30/2024) $ in m ill io ns Six Months Ended June 30, 2025 $37,681 $1,905 ($399) ($1,095) ($503) $48 $37,637 Beginning Balance (12/31/2024) New Originations Net Advances/ (Payments) Prepayments Payoffs or Sales Other Ending Balance (6/30/2025) $ in m ill io ns Six Months Ended June 30, 2024 $37,442 $1,681 ($168) ($734) ($644) $133 $37,710 Beginning Balance (12/31/2023) New Originations Net Advances/ (Payments) Prepayments Payoffs or Sales Other Ending Balance (6/30/2024) Note: Totals may not foot due to rounding.

COLUMBIA BANKING SYSTEM
17

Diversified, High Quality Loan and Lease Portfolio

Mortgage

- Portfolio average loan size of $474,000
- 2Q25 average loan size of $375,000
- Portfolio average FICO of 761 and LTV of 61%
- 2Q25 average FICO of 772 and LTV of 66%
- Total delinquencies of 1.49%
- Annualized net charge-off (recovery) rate of 0.00%

Non-owner Occupied CRE

- Portfolio average loan size of $1.8 million
- 2Q25 average loan size of $2.3 million
- Portfolio average LTV of 51% and DSC of 1.86
- 2Q25 average LTV of 47% and DSC of 1.54
- Total delinquencies of 0.71%
- Annualized net charge-off (recovery) rate of 0.00%

Commercial & Industrial

- Portfolio average loan size of $745,000
- 2Q25 average loan size of $734,000
- Total delinquencies of 0.66%
- Annualized net charge-off (recovery) rate of 0.70%

Portfolio Composition at June 30, 2025


Multifamily, 15%
Other Loan Categories, 14%
Non-OO CRE, 16%
Mortgage, 15%
Owner Occupied CRE, 14%
FinPac, 4%
C&I, 22%

Geographic Distribution at June 30, 2025


Other, 14%
Puget Sound, 20%
Southern CA, 15%
WA Other, 8%
Northern CA, 9%
Portland Metro, 13%
Bay Area, 7%
OR Other, 14%

Owner Occupied CRE

- Portfolio average loan size of $1.1 million
- 2Q25 average loan size of $1.6 million
- Portfolio average LTV of 55%
- 2Q25 average LTV of 62%
- Total delinquencies of 0.36%
- Annualized net charge-off (recovery) rate of 0.01%

Multifamily

- Portfolio average loan size of $2.3 million
- 2Q25 average loan size of $645,000
- Portfolio average LTV of 54% and DSC of 1.58
- 2Q25 average LTV of 49% and DSC of 1.21
- Total delinquencies of 0.00%
- Annualized net charge-off (recovery) rate of 0.00%

Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $42,000
- 2Q25 average loan & lease size of $55,000
- Portfolio average yield: ~10%
- Total delinquencies of 3.45%
- Annualized net charge-off (recovery) rate of 3.50%

Note: Portfolio statistics and delinquencies as of June 30, 2025. Annualized net charge-off rates for Q2 2025. Loan-to-value ("LTV"), FICO, and debt service coverage ("DSC") ratios are based on weighted averages for portfolios where data are available. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

C&I and CRE Portfolio Composition Agriculture, 9.1% Contractors, 8.2% Finance/Insurance, 8.3% Manufacturing, 6.7% Professional, 3.5% Public Admin, 5.8% Rental & Leasing, 6.4% Retail, 2.7%Support Services, 4.5% Transportation/ Warehousing, 7.4% Wholesale, 7.7% Gaming, 8.1% Dentists, 6.6% Other Healthcare, 4.8% Other, 10.2% Office, 16.1% Multifamily, 33.4% Industrial, 16.9% Retail, 11.1% Special Purpose, 7.4% Hotel/Motel, 4.1% Other, 10.9% CRE Portfolio Composition(1) $17.2 Billion as of June 30, 2025 C&I Portfolio Composition(1) $9.9 Billion as of June 30, 2025 (1) C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances. CRE portfolio composition includes non-owner occupied term and owner occupied term balances as well as multifamily balances. (2) Owner occupied and non-owner occupied disclosure relates to commercial real estate portfolio excluding multifamily loans. 46% Owner Occupied / 54% Non-Owner Occupied(2)Commercial Line Utilization was 39% at June 30, 2025 18

Office Portfolio Details Puget Sound, 20% WA Other, 6% Portland Metro, 13% OR Other, 16%Bay Area, 5% N. CA, 11% S. CA, 19% Other, 10% Office Portfolio Metrics at June 30, 2025 Average loan size $1.36 million Average LTV 57% DSC (non-owner occupied) 1.83x % with guaranty (by $ / by #) 87% / 85% Past due 30-89 days $19.1mm / 0.66% of office Nonaccrual $10.0mm / 0.35% of office Special mention $63.8mm / 2.21% of office Classified $90.0mm / 3.11% of office Number of Loans by Balance Geography 19 ■ Loans secured by office properties represented 8% of our total loan portfolio as of June 30, 2025. ■ Our office portfolio is 41% owner occupied, 56% non-owner occupied, and 3% construction. Dental and other healthcare loans compose 21% of our office portfolio. ■ The average loan size in our office portfolio is $1.36 million. Delinquencies were at a very low level as of June 30, 2025, and the majority of our loans contain a guaranty. ■ Excluding floating rate loans, only 6% of our office portfolio reprices through 2026. Loans repricing in 2025 and 2026 have average balances of $0.7 million. ■ Properties located in suburban markets secure the majority of our office portfolio, as only 6% of non-owner occupied office loans are located in downtown core business districts. 1,746 441 71 38 7 6 <$1mm $1-5mm $5-10mm $10-20mm $20-30mm >$30mm 2025, 3% 2026, 3% 2027, 4% 2028 & After, 13% Fixed Rate¹, 71% Floating Rate, 6% Repricing Schedule (1) Loans with a swap component are displayed as a fixed rate loan if the swap maturity is equal to the maturity of the loan. If the swap matures prior to the loan, the loan is displayed as adjustable with the rate resetting at the time of the swap maturity. 2025, 4% 2026, 6% 2027, 9% 2028 & After, 81% Maturity Schedule , 19 8 9 6 7 1,570 39 3 8 4

Continued Strong Credit Quality Provision Expense, Net Charge-Offs to Average Loans, and Nonperforming Assets to Total Assets $31.8 $28.8 $28.2 $27.4 $29.4 0.32% 0.31% 0.27% 0.32% 0.31%0.30% 0.32% 0.33% 0.35% 0.35% Provision Expense ($mm) Net Charge-Offs / Average Loans (annualized) Non-Performing Assets / Total Assets Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 20 Allowance for Credit Losses ("ACL") $439 $438 $441 $439 $439 $69 $65 $60 $57 $53 1.16% 1.17% 1.17% 1.17% 1.17% ACL ($mm) Credit Discount ($mm) ACL / Total Loans and Leases ACL + Credit Discount / Total Loans and Leases Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 ■ The remaining credit discount on loans of $53 million as of June 30, 2025 provides an additional 14 basis points of loss absorption when added to the ACL of $439 million. ■ Net charge-offs in the FinPac portfolio were $14 million in Q2 2025, compared to $17 million in Q1 2025. Net charge-offs excluding the FinPac portfolio were $15 million, or 0.17% of average bank loans, in Q2 2025, compared to $13 million, or 0.14% of average bank loans, in Q1 2025. ■ Nonperforming loans of $177 million as of June 30, 2025 included $68 million of loans with government guarantees. 1.35% 1.34% 1.33% 1.32% 1.31%

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ACL Reflects Strong Portfolio Credit Metrics

Allowance for Credit Losses by Loan Segment

($ in thousands)	Commercial	Lease & Equipment	Commercial Real Estate	Residential & Home Equity	Consumer	Total[(1)]	Remaining Credit Discount on Loans	Total ACL including Credit Discount on Loans[(1)]
Balance as of March 31, 2025	$128,713	$92,779	$176,158	$34,161	$7,068	**$438,879**	$56,831	**$495,710**
Q2 2025 Net Charge-offs	(14,244)	(14,153)	(6)	(98)	(844)	**(29,345)**		
Reserve Build (Release)	21,755	12,833	(8,665)	2,006	1,520	**29,449**		
Balance as of June 30, 2025	$136,224	$91,459	$167,487	$36,069	$7,744	**$438,983**	$52,927	**$491,910**
% of Loans and Leases Outstanding	1.64%	5.57%	0.85%	0.46%	4.32%	**1.17%**		**1.31%**

- Our reserve coverage by loan segment and for the overall loan and lease portfolio reflects our robust underwriting criteria and ongoing, routine portfolio monitoring activities. For example, we stress applicable variables, such as interest rates, cash flows, and occupancy, at inception and loan review and limit borrower proceeds as a result. These factors contribute to lower LTVs and higher DSC ratios, which are taken into consideration in the estimation of our ACL.
- The quarter's provision expense of $29 million reflects credit migration trends, charge-off activity, and changes in the economic forecasts used in credit models. We used components of Moody's Analytics' May 2025 consensus economic forecast to estimate our ACL as of June 30, 2025.

(1) Total includes reserve for unfunded commitments of $18.1 million and $17.4 million as of June 30, 2025 and March 31, 2025, respectively.

Capital Management 22 Regulatory Capital Ratios: Bank and Holding Company as of June 30, 2025 9.2% 11.6% 11.6% 12.7% 8.6% 10.8% 10.8% 13.0% Columbia Bank Columbia Banking System Tier 1 Leverage CET1 Tier 1 Capital Total Risk-Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% ■ Regulatory capital ratios increased during Q2 2025, and Columbia remains above current “well-capitalized” regulatory minimums and our long-term target ratios. ■ We expect our acquisition of Pacific Premier to have minimal impact to Columbia’s capital ratios, with no supplemental equity or debt issuance needed. ■ We expect to organically generate capital above what is required to support prudent growth and our regular dividend, with excess capital driving ratios higher and providing flexibility to consider additional return to shareholders as we integrate Pacific Premier. Note: Columbia Bank and Columbia Banking System, Inc. long-term capital ratio targets reflect a targeted excess level of capital above regulatory well-capitalized minimums inclusive of the capital conservation buffer (“CCB”) where applicable. The minimum capital ratios to be considered well capitalized inclusive of the CCB are 7.0%, 8.5%, and 10.5% for the common equity tier 1 (“CET1”) ratio, tier 1 capital ratio, and total risk-based capital ratio, respectively. The CCB does not apply to the tier 1 leverage ratio, which has a well-capitalized minimum level of 5.0%. All regulatory capital ratios as of June 30, 2025 are estimates pending completion and filing of Columbia’s and Columbia Bank’s regulatory reports. Capital Ratios Continue to Trend Up 10.0% 10.3% 10.5% 10.6% 10.8% 12.2% 12.5% 12.8% 12.9% 13.0% COLB: CET1 Ratio COLB: Total RBC Ratio 6/30/2024 9/30/2024 12/31/2024 3/31/2025 06/30/2025 —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 12% Long-Term Target 9% Long-Term Target 9% Long-Term Target 6.5% Long-Term Target

Net Interest Income and Net Interest Margin Net Interest Income and Net Interest Margin $427 $430 $437 $425 $446 3.56% 3.56% 3.64% 3.60% 3.75% Net Interest Income ($ in millions) Net Interest Margin Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Net Interest Margin: Q1 2025 vs Q2 2025 3.60% 0.06% 0.08% (0.01)% 0.02% 3.75% Q1 2025 Reported Loans Investments Deposits Term Debt Q2 2025 Reported 23 ■ Net interest margin increased 15 basis points from the prior quarter to 3.75% for Q2 2025, due to an increase in the yield on taxable investment securities to 4.22% for Q2 2025 from 3.72% for Q1 2025. The increase was due primarily to higher conditional prepayment rates (“CPR”). The average yield on the loan portfolio increased by 8 basis points between periods to 6.00% for Q2 2025, due primarily to higher yields on commercial and construction loans and a $2 million interest recovery related to a nonperforming loan that repaid in full. ■ The cost of interest-bearing deposits was 2.52% for Q2 2025, unchanged from the prior quarter and in line with the cost of interest-bearing deposits for the month of June and as of June 30, 2025. The cost of interest-bearing liabilities decreased 2 basis points from the prior quarter to 2.78% for Q2 2025, in line with the cost of interest-bearing liabilities for the month of June and as of June 30, 2025.

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Interest Rate Sensitivity

Interest Rate Simulation Impact on Net Interest Income at June 30, 2025[1]

	Ramp		Shock	
	Year 1	Year 2	Year 1	Year 2
Up 200 basis points	(0.9)%	0.2%	(1.8)%	2.0%
Up 100 basis points	(0.5)%	0.1%	(0.9)%	1.0%
Down 100 basis points	0.6%	0.0%	1.0%	(0.9)%
Down 200 basis points	1.5%	(0.1)%	2.2%	(2.0)%
Down 300 basis points	2.4%	(0.6)%	3.3%	(3.6)%

Select Asset and Liability Maturity and Repricing Schedules (in Months) at June 30, 2025

($ in millions)	<=3	4 to 6	7 to 12	13 to 24	25 to 36	36+	Total	% Total[3]
Loans								
Fixed (maturity)[2]	$344	$122	$305	$861	$1,059	$10,353	$13,044	34%
Floating (repricing)[2]	13,855	—	—	—	—		13,855	36%
Adjustable (repricing)	582	405	657	1,485	1,067	6,894	11,090	29%
Total Loans	**$14,781**	**$527**	**$962**	**$2,346**	**$2,126**	**$17,247**	**$37,989**	**100%**
Time deposits (maturity)[4]	**$3,980**	**$1,339**	**$768**	**$107**	**$12**	**$13**	**$6,219**	
Average rate[4]	*4.07%*	*3.58%*	*3.28%*	*1.41%*	*0.36%*	*0.27%*	*3.80%*	
Term debt (maturity)	**$3,350**	**$—**	**$—**	**$—**	**$—**	**$—**	**$3,350**	
Average rate	*4.47%*						*4.47%*	

Deposit and Funding Repricing Betas During Current Rate Cycle

		Cost of:		
Three Months Ended	Effective Fed Funds Rate (Daily Avg.)	Interest-Bearing Deposits	Total Deposits	Total Funding
December 31, 2021[5]	0.08%	0.10%	0.05%	0.09%
December 31, 2022[5]	3.65%	0.62%	0.35%	0.51%
December 31, 2023	5.33%	2.54%	1.63%	2.05%
June 30, 2024	5.33%	2.97%	2.01%	2.34%
Variance: Q2 2024 less Q4 2021	*5.25%*	*2.87%*	*1.96%*	*2.25%*
Repricing Betas: Rising Rate Cycle		**55%**	**37%**	**43%**
December 31, 2024	4.66%	2.66%	1.80%	2.09%
June 30, 2025	4.33%	2.52%	1.73%	1.98%
Variance: Q2 2025 less Q2 2024	*(1.00)%*	*(0.45)%*	*(0.28)%*	*(0.36)%*
Repricing Betas: Decling Rate Cycle-to-Date		**45%**	**28%**	**36%**

Note: Tables may not foot due to rounding. Loan totals on this slide do not include purchase accounting adjustments. Deferred fees and costs also drive variances between loan totals on this slide and loan totals in the earnings press release.

(1) For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). The simulation repricing betas applied to interest-bearing deposits in the rising rate and declining rate scenarios are 55% and 55%, respectively, for June 30, 2025. Additional data related to interest rate simulations are available in Columbia's Form 10-K for the fiscal year ended December 31, 2024.

(2) Commercial tranche loans that mature in one month are included in the floating rate loan category, not the fixed rate loan category, as these loans reprice in a manner similar to floating rate loans.

(3) Floating rate loans are indexed to prime (9% of the total loan portfolio) and 1-month underlying interest rates (28% of the total loan portfolio). When adjustable rate loans reprice, they are indexed to interest rates that span 1-month tenors to 10-year tenors as well as the prime rate; the most prevalent underlying index rates are 6-month tenors (17% of the total loan portfolio) and 5-year tenors (6% of the total loan portfolio).

(4) Time deposits maturing in 3 months or less include $1.2 billion in customer CDs at an average rate of 3.55% and $2.8 billion in brokered CDs at an average rate of 4.38%.

(5) Deposit and funding repricing beta data present combined company results as if historical Columbia and historical Umpqua Holdings Corporation were one company for all periods through December 31, 2022; subsequent time periods present data on a legal basis given the merger. The beta presentation is calculated in this manner for comparison purposes.

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Non-Interest Income

	For the Quarter Ended				
($ in millions)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Service charges on deposits	$19.7	$19.3	$18.4	$18.5	$18.5
Card-based fees	14.6	12.6	14.6	14.6	14.7
Financial services and trust revenue	5.8	5.2	5.3	5.1	5.4
Residential mortgage banking revenue, net	7.3	9.3	7.0	6.7	5.8
Gain (loss) on equity securities, net	0.4	1.7	(1.4)	2.3	0.3
Gain (loss) on loan and lease sales, net	0.2	0.1	(1.7)	0.2	(1.5)
Gain (loss) on loans held for investment, at fair value	0.2	7.0	(7.4)	9.4	(10.1)
BOLI income	5.2	4.9	4.7	4.7	4.7
Other income					
Other commercial product revenue[1]	$4.6	$3.2	$2.0	$2.9	$2.6
Commercial servicing revenue	0.2	0.4	0.6	0.5	0.2
Loan-related fees	3.8	3.6	3.4	3.3	4.1
Misc. income	3.8	0.6	0.6	1.6	(0.4)
Swap derivative (loss) gain	(1.3)	(1.5)	3.6	(3.6)	0.4

Q2 2025 Highlights (compared to Q1 2025)

- Our Business Bank of Choice strategy incorporates a collaborative team approach to deliver needs-based solutions to our customers, which deepens relationships and provides growth in sustainable core fee income. Our trends reflect a growing contribution from treasury management, card activity, financial services and trust, and other product revenue over the trailing 12 months.
- Fair value changes in certain loans carried at fair value, in combination with the swap derivative gain (loss), reduced non-interest income by $1 million, compared to a $6 million contribution in Q1 2025.

Note: Tables may not foot due to rounding.

(1) Other commercial product revenue includes swaps, syndication, and international banking revenue, which are captured in "other income" on the income statement. Other income statement line items, like card-based fees, include other sources of commercial product revenue.

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26

Non-Interest Expense


Non-Interest Expense ("NIE")
$ in millions
$279.2
$262.5
$271.4
$268.4
$266.6
$263.5
$340.1
$270.1
$278.0
$269.4
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
GAAP Non-Interest Expense
Operating Non-Interest Expense¹


Non-Interest Expense: Q1 2025 vs Q2 2025
$ in millions
$340.1
$(2.5)
$(2.2)
$7.5
$(3.5)
$(61.5)
$278.0
Q1 2025 NIE
Legal Fees
Intangible Amortization
Incentive Comp
Misc. Other
Non-operating¹
Q2 2025 NIE

- Non-interest expense in Q2 2025 decreased $62 million from the prior quarter, which included a $55 million accrual related to a legal settlement(2) and $15 million of severance expense. Operating non-interest expense(1) decreased $1 million from the prior quarter to $269 million, as lower legal expense—which was separate from the legal settlement—intangible amortization, and other miscellaneous expenses more than offset an increase in compensation costs.
- Our cost-conscious culture provides expense offsets to continued investment in customer-focused technology, experienced bankers, and strategic locations. These investments create operational efficiency and bring additional revenue opportunities to the bank in support of our Business Bank of Choice strategy.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. Non-operating expense items include merger and restructuring expense, exit and disposal costs, an FDIC special assessment, and a legal settlement. These items are detailed in the "Non-GAAP Reconciliation" section of the Appendix.
(2) During Q1 2025, Columbia accrued $55 million related to a legal settlement that was disclosed in a Current Report on Form 8-K filed with the SEC on March 27, 2025.

APPENDIX

Longer-Term Balance Sheet Optimization Opportunities 28 ■ Our relationship-based lending verticals and a strong core deposit base remain the cornerstone of our franchise. Past transactional lending and the wholesale sources that fund these assets have muted the balance sheet’s profitability, but they have not diluted the quality of our core franchise. ■ Current interest rates make outright asset sales unattractive given a lengthy payback period. However, longer term, any decline in rates would reduce or potentially eliminate the drag on earnings as balances organically decline or are sold opportunistically.(1) ■ Post-closing, we expect to have increased flexibility for repositioning, as Pacific Premier’s balance sheet will be marked to fair value at closing. Opportunity to Strategically Reposition Balance Sheet Over Time Assets Liabilities + Equity $7B Wholesale Funding$2B SFR / $4B MF $9B Securities $37B Relationship Lending & Other Core Banking Franchise $45B Core Deposit Franchise & Capital Opportunity to reduce transactional assets and liabilities Relationship banking supports strong core franchise value (1) While asset classes, like transactional loans within our single-family (“SFR”) and multifamily (“MF”) portfolios, have been identified as potential sources for asset sales if interest rates were to decline further, assets have not been identified for sale.

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29

Liquidity Overview

Select Balance Sheet Items				
	Three Months Ended			Sequential Quarter Change
($ in millions)	Q2 2025	Q1 2025	Q2 2024	Q2 2025
Commercial deposits	$11,585	$11,920	$11,188	($335)
Small business deposits	8,148	8,104	8,070	44
Consumer deposits	15,601	15,982	15,988	(381)
Total customer deposits	35,334	36,006	35,246	(672)
Public deposits - non-interest bearing	675	697	627	(22)
Public deposits - interest bearing	2,213	2,353	2,334	(140)
Total public deposits	2,888	3,050	2,961	(162)
Administrative deposits	171	173	147	(2)
Brokered deposits	3,350	2,989	3,169	361
Total deposits	**$41,743**	**$42,218**	**$41,523**	**($475)**
Term debt	$3,350	$2,550	$3,900	$800
Cash & cash equivalents	$1,942	$2,073	$2,069	($131)
Available-for-sale securities	$8,653	$8,229	$8,503	$424
Loans and leases	$37,637	$37,616	$37,710	$21

Total Off-Balance Sheet Liquidity Available at June 30, 2025			
($ in millions)	Gross Availability	Utilization	Net Availability
FHLB lines	$11,009	$3,476	$7,533
Federal Reserve Discount Window	6,105	—	6,105
Uncommitted lines of credit	600	—	600
Total off-balance sheet liquidity	**$17,714**	**$3,476**	**$14,238**

Total Available Liquidity at June 30, 2025 *($ in millions)*	
Total off-balance sheet liquidity (available lines of credit):	$14,238
Cash and equivalents, less reserve requirement	1,746
Excess bond collateral	2,568
Total available liquidity	**$18,552**
TOTAL AVAILABLE LIQUIDITY AS A PERCENTAGE OF:	
Assets of $51.9 billion at June 30, 2025	36 %
Deposits of $41.7 billion at June 30, 2025	44 %
Uninsured deposits of $14.1 billion at June 30, 2025	132 %

- Customer deposits contracted in April following strong customer balance growth in March. Seasonal balance declines during Q2 2025 were accompanied by customers' usage of cash to pay down debt and the movement of deposit balances off balance sheet into our wealth management products.

Note: Tables may not foot due to rounding.

COLUMBIA BANKING SYSTEM
30

Summary Income Statements

($ in millions, except per-share data)	For the Quarter Ended Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Net interest income before provision	$446.4	$425.0	$437.4	$430.2	$427.4
Provision for credit losses	29.4	27.4	28.2	28.8	31.8
Net interest income after provision	**417.0**	**397.6**	**409.2**	**401.4**	**395.6**
Non-interest income	64.5	66.4	49.7	66.2	44.7
Non-interest expense	278.0	340.1	266.6	271.4	279.2
Income before provision for income taxes	**203.5**	**123.8**	**192.3**	**196.3**	**161.1**
Provision for income taxes	51.0	37.2	49.1	50.1	40.9
Net income	**$152.4**	**$86.6**	**$143.3**	**$146.2**	**$120.1**
Earnings per share, diluted	**$0.73**	**$0.41**	**$0.68**	**$0.70**	**$0.57**
Operating non-interest expense[(1)]	**$269.4**	**$270.1**	**$263.5**	**$268.4**	**$262.5**
Pre-provision net revenue[(1)]	**$232.9**	**$151.3**	**$220.5**	**$225.0**	**$192.9**
Operating pre-provision net revenue[(1)]	**$242.1**	**$211.8**	**$229.2**	**$221.4**	**$219.4**
Operating net income[(1)]	**$160.3**	**$139.8**	**$149.7**	**$143.5**	**$140.0**
Operating earnings per share, diluted[(1)]	**$0.76**	**$0.67**	**$0.71**	**$0.69**	**$0.67**

Q2 2025 Highlights (compared to Q1 2025)

- Net interest income increased by $21 million, due to higher interest income earned on loans and investment securities and relatively stable funding costs.
- Non-interest income decreased by $2 million. Excluding the impact of fair value and hedges,[(1)] non-interest income increased by $8 million, due to higher core fee-generating businesses, like commercial credit cards and wealth management services.
- Non-interest expense decreased by $62 million, primarily due to a legal settlement and severance expense in the prior quarter, which did not repeat.
- Provision expense was $29 million, compared to $27 million in the prior quarter.

Note: Tables may not foot due to rounding.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

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Summary Period-End Balance Sheets

($ in millions, except per-share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
ASSETS:					
Total assets	$51,901.4	$51,519.3	$51,576.4	$51,908.6	$52,047.5
Interest bearing cash and temporary investments	1,334.1	1,481.4	1,381.6	1,519.7	1,553.6
Investment securities available for sale, fair value	8,653.2	8,228.8	8,274.6	8,676.8	8,503.0
Loans and leases, gross	37,637.0	37,616.1	37,680.9	37,503.0	37,710.0
Allowance for credit losses on loans and leases	(420.9)	(421.5)	(424.6)	(420.1)	(418.7)
Goodwill and other intangibles, net	1,459.7	1,485.5	1,513.5	1,542.5	1,571.6
LIABILITIES AND EQUITY:					
Deposits	41,742.7	42,217.7	41,720.7	41,514.7	41,523.3
Securities sold under agreements to repurchase	191.4	192.4	236.6	183.8	197.9
Borrowings	3,350.0	2,550.0	3,100.0	3,650.0	3,900.0
Total shareholders' equity	5,341.9	5,237.8	5,118.2	5,273.8	4,976.7
RATIOS AND PER-SHARE METRICS:					
Loan to deposit ratio	90.2%	89.1%	90.3%	90.3%	90.8%
Book value per common share	$25.41	$24.93	$24.43	$25.17	$23.76
Tangible book value per common share[(1)]	$18.47	$17.86	$17.20	$17.81	$16.26
Common equity to assets ratio	10.3%	10.2%	9.9%	10.2%	9.6%
Tangible common equity to tangible assets ratio[(1)]	7.7%	7.5%	7.2%	7.4%	6.7%

Q2 2025 Highlights (compared to Q1 2025)

- Loan balances increased slightly in Q2 2025, as 2% annualized growth in commercial and owner-occupied commercial real estate loans offset 7% annualized contraction in multifamily loans.
- Total deposits decreased $475 million, due to seasonal balance declines in April related to customer tax payments. Customers also used cash during Q2 2025 to pay down debt and move deposits off balance sheet into our wealth management products.
- Book value and tangible book value increased 1.9% and 3.4%, respectively, relative to March 31, 2025, and increased 6.9% and 13.6%, respectively, relative to June 30, 2024.

Note: Tables may not foot due to rounding.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

PPBI Acquisition: Transaction Summary 32 Structure & Consideration ▪ Implied value per Pacific Premier share: $20.83(1) ▪ Implied aggregate transaction value: $2.0 billion ▪ Price / Tangible Book Value per Share: 0.99x ▪ Price / LTM GAAP EPS: 13.7x ▪ Price / 2026E Consensus EPS: 13.5x ▪ Price / 2026E Consensus EPS + After-Tax Cost Savings: 8.4x Implied Transaction Value & Multiples(1) Board of Directors, Management & Company Name ▪ Three Pacific Premier directors invited to join the Columbia board of directors ▪ Columbia executive leadership team remains intact ▪ The combined organization will operate under the unified brand of Columbia Bank ▪ 100% common stock, no capital raise required to support the transaction ▪ Fixed exchange ratio; Pacific Premier stockholders will receive 0.9150 of a Columbia share for each Pacific Premier share ▪ Pro forma ownership: 70% Columbia / 30% Pacific Premier ▪ The shareholders of Columbia and Pacific Premier overwhelmingly approved the combination at their respective special meetings, which were held July 21, 2025 ▪ Expected closing as early as September 1, 2025, pending regulatory approvals and satisfaction of other customary closing conditions Expected Closing Note: Assumes 97,069,001 Pacific Premier common shares outstanding, 33,604 outstanding options with a weighted average exercise price of $20.71, and 525,897 other dilutive securities not included in shares outstanding. (1) Based on closing price of Columbia common stock of $22.77 as of April 22, 2025.

COLUMBIA BANKING SYSTEM
33

PPBI Acquisition: Key Pro Forma Financial Assumptions

Standalone Earnings	▪ Consensus earnings estimates for Columbia and Pacific Premier
Synergies	▪ Estimated $127 million of full run-rate cost savings, or 30% of Pacific Premier's noninterest expense ▪ Cost savings realization expected to be 75% in 2026 and 100% thereafter ▪ Significant revenue enhancements expected, but not included in announced financial metrics
One-Time Costs	▪ $145 million after-tax, 100% realized at or prior to closing for illustrative purposes
Fair Value and Interest Rate Marks (Pre-Tax)	▪ $449 million write-down on Pacific Premier's gross loans, or 3.6% of its projected gross loans at closing (accreted over remaining life of loans) ▪ $327 million write-down of held-to-maturity securities (accreted over remaining life of securities) ▪ $91 million write-down of available-for-sale securities (no impact to tangible common equity at close, accreted over remaining life of securities) ▪ $25 million reversal of existing mark on Pacific Premier acquired loans (reversal of associated accretion over remaining life of acquired loans) ▪ $12 million write-up to fixed assets (depreciated over the remaining life of those assets) ▪ $11 million write-up of time deposits (amortized over the remaining life of time deposits)
Credit Marks / CECL Impact	▪ $96 million pre-tax write-down, or 0.8% of Pacific Premier's projected gross loans at closing (equal to 3.5x non-performing loans[(1)]) ◦ $48 million, or 50% of the total gross credit mark, allocated to purchase credit deteriorated ("PCD") loans ◦ $48 million, or 50% of the total gross credit mark, allocated to non-PCD loans (accreted into earnings over remaining life of loans) ▪ Day two CECL reserve of $48 million, equal to the mark on non-PCD loans
CDI & Other Assumptions	▪ Core deposit intangible of 3.3% of Pacific Premier's core deposits (amortized over 10 years using sum-of-years digits) ▪ Pacific Premier to call its $275 million of outstanding subordinated debt prior to transaction closing

(1) Reflects Pacific Premier's non-performing loans as of March 31, 2025.

PPBI Acquisition: Pro Forma Adjustments Summary 34 (1) Positive numbers are benefits to equity; negative numbers are detriments to equity. Tangible Book Value per Share Reconciliation Dollar values in millions, except per share amounts Columbia Tangible Book Value per Share at Closing $19.14 Columbia Common Equity at Closing $5,430 Deal Value 2,033 Pacific Premier Unamortized Subordinated Debt Offering Expenses (2) Transaction Expenses (146) Pro Forma Common Equity at Closing 7,315 Columbia Intangible Assets at Closing 1,408 Goodwill Generated 177 CDI Generated 416 Pro Forma Intangibles at Closing 2,001 Net Impact of CECL Reserve on Acquired Loans (36) Pro Forma Tangible Common Equity at Closing $5,278 Columbia Common Shares Outstanding at Closing 210,112,415 Shares to Be Issued to Pacific Premier Shareholders 88,368,619 Pro Forma Common Shares Outstanding 298,481,034 Pro Forma Tangible Book Value per Share $17.68 Goodwill Reconciliation Dollar values in millions, except per share amounts Deal Value $2,033 Pacific Premier Common Equity at Closing $2,970 Existing Intangibles (924) DTL Related to Intangibles 6 Purchase Accounting Adjustments(1) HTM Investment Securities ($327) Gross Loans (544) Loan Loss Reserve Reversal 168 Acquired Loan Mark Reversal 25 Fixed Assets 12 Total Purchase Accounting Adjustments: Assets (666) Deferred Tax Asset / (Liability) 166 Time Deposits (11) Total Purchase Accounting Adjustments: Liabilities (11) Deferred Tax Asset / (Liability) 3 Pacific Premier Adjusted Tangible Equity at Closing $1,544 Implied Premium $489 Premium Allocation Core Deposit Intangible $416 Deferred Tax Asset / (Liability) (104) Net CDI Allocation $312 Goodwill Allocation $177

PPBI Acquisition: Pro Forma Adjustments Summary (continued) 35 2026E Earnings per Share Reconciliation Dollar values in millions, except per share amounts 2026E Earnings per Share Reconciliation Columbia Net Income (Median Consensus Estimate) $600 Pacific Premier Net Income (Median Consensus Estimate) 150 After-Tax Transaction Adjustments Cost Savings (75% Realization) $69 Accretion from Interest Rate Marks 184 Accretion from Non-PCD Credit Mark 15 New Intangible Amortization (57) Other Adjustments (2) Columbia Pro Forma Net Income $961 Columbia 2026E Pro Forma EPS $3.24 Columbia Standalone EPS $2.85 2026E EPS Accretion to Columbia ($) $0.39 2026E EPS Accretion to Columbia (%) 14% 2027E Earnings per Share Reconciliation Dollar values in millions, except per share amounts 2027E Earnings per Share Reconciliation Columbia Net Income (Median Consensus Estimate) $630 Pacific Premier Net Income (Median Consensus Estimate) 176 After-Tax Transaction Adjustments Cost Savings (100% Realization) $96 Accretion from Interest Rate Marks 135 Accretion from Non-PCD Credit Mark 11 New Intangible Amortization (51) Other Adjustments 1 Columbia Pro Forma Net Income $999 Columbia 2027E Pro Forma EPS $3.44 Columbia Standalone EPS $3.00 2027E EPS Accretion to Columbia ($) $0.44 2027E EPS Accretion to Columbia (%) 15%

Non-GAAP Reconciliation: Tangible Capital ($ in thousands, except per-share data) 6/30/2025 3/31/2025 12/31/2024 9/30/2024 6/30/2024 Total shareholders' equity a $5,341,882 $5,237,809 $5,118,224 $5,273,828 $4,976,672 Less: Goodwill 1,029,234 1,029,234 1,029,234 1,029,234 1,029,234 Less: Other intangible assets, net 430,443 456,269 484,248 513,303 542,358 Tangible common shareholders’ equity b 3,882,205 3,752,306 3,604,742 3,731,291 3,405,080 Total assets c $51,901,442 $51,519,266 $51,576,397 $51,908,599 $52,047,483 Less: Goodwill 1,029,234 1,029,234 1,029,234 1,029,234 1,029,234 Less: Other intangible assets, net 430,443 456,269 484,248 513,303 542,358 Tangible assets d $50,441,765 $50,033,763 $50,062,915 $50,366,062 $50,475,891 Common shares outstanding at period end e 210,213 210,112 209,536 209,532 209,459 Total shareholders' equity to total assets ratio a / c 10.29% 10.17% 9.92% 10.16% 9.56 % Tangible common equity to tangible assets ratio b / d 7.70% 7.50% 7.20% 7.41% 6.75 % Book value per common share a / e $25.41 $24.93 $24.43 $25.17 $23.76 Tangible book value per common share b / e $18.47 $17.86 $17.20 $17.81 $16.26 36

COLUMBIA BANKING SYSTEM
37

Non-GAAP Reconciliation: Adjustments and Average Balances

($ in thousands)		For the Quarter Ended 6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	For the Six Months Ended 6/30/2025	6/30/2024
Non-Interest Income Adjustments								
Gain (loss) on sale of debt securities, net		$1	$4	$10	$3	($1)	$5	$11
Gain (loss) on equity securities, net		410	1,702	(1,424)	2,272	325	2,112	(1,240)
(Loss) gain on swap derivatives		(1,330)	(1,494)	3,642	(3,596)	424	(2,824)	1,621
Gain (loss) on loans held for investment, at fair value		212	7,016	(7,355)	9,365	(10,114)	7,228	(12,486)
Change in fair value of MSR due to valuation inputs or assumptions		(1,764)	(983)	7,414	(6,540)	1,238	(2,747)	4,355
MSR hedge gain (loss)		1,831	3,212	(7,819)	5,098	(1,611)	5,043	(5,882)
Total non-interest income adjustments	a	**($640)**	**$9,457**	**($5,532)**	**$6,602**	**($9,739)**	**$8,817**	**($13,621)**
Non-Interest Expense Adjustments								
Merger and restructuring expense		$8,186	$14,379	$2,230	$2,364	$14,641	$22,565	$19,119
Exit and disposal costs		387	661	872	631	1,218	1,048	2,490
FDIC special assessment		—	—	—	—	884	—	5,732
Legal settlement		—	55,000	—	—	—	$ 55,000	$ —
Total non-interest expense adjustments	b	**$8,573**	**$70,040**	**$3,102**	**$2,995**	**$16,743**	**$78,613**	**$27,341**
Average Assets	n	**$51,552,214**	**$51,452,608**	**$51,588,231**	**$52,009,017**	**$51,981,555**	**$51,502,508**	**$52,032,763**
Less: Average goodwill and other intangible assets, net		1,471,975	1,501,590	1,528,431	1,559,696	1,588,239	1,486,692	1,603,686
Average tangible assets	o	**$50,080,239**	**$49,951,018**	**$50,059,800**	**$50,449,321**	**$50,393,316**	**$50,015,816**	**$50,429,077**
Average common shareholders' equity	p	**$5,286,562**	**$5,216,555**	**$5,226,290**	**$5,118,592**	**$4,908,239**	**$5,251,887**	**$4,947,057**
Less: Average goodwill and other intangible assets, net		1,471,975	1,501,590	1,528,431	1,559,696	1,588,239	1,486,692	1,603,686
Average tangible common equity	q	**$3,814,587**	**$3,714,965**	**$3,697,859**	**$3,558,896**	**$3,320,000**	**$3,765,195**	**$3,343,371**
Weighted average basic shares outstanding	r	**209,125**	**208,800**	**208,548**	**208,545**	**208,498**	**208,964**	**208,379**
Weighted average diluted shares outstanding	s	**209,975**	**210,023**	**209,889**	**209,454**	**209,011**	**209,965**	**208,999**

COLUMBIA BANKING SYSTEM
38

Non-GAAP Reconciliation: Income Statements

		For the Quarter Ended					For the Six Months Ended	
($ in thousands)		6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Net interest income	c	**$446,446**	**$424,995**	**$437,373**	**$430,218**	**$427,449**	**$871,441**	**$850,811**
Non-interest income (GAAP)	d	**$64,462**	**$66,377**	**$49,747**	**$66,159**	**$44,703**	**$130,839**	**$95,060**
Less: Non-interest income adjustments	a	640	(9,457)	5,532	(6,602)	9,739	(8,817)	13,621
Operating non-interest income (non-GAAP)	e	**$65,102**	**$56,920**	**$55,279**	**$59,557**	**$54,442**	**$122,022**	**$108,681**
Revenue (GAAP)	f=c+d	**$510,908**	**$491,372**	**$487,120**	**$496,377**	**$472,152**	**$1,002,280**	**$945,871**
Operating revenue (non-GAAP)	g=c+e	**$511,548**	**$481,915**	**$492,652**	**$489,775**	**$481,891**	**$993,463**	**$959,492**
Non-interest expense (GAAP)	h	**$277,995**	**$340,122**	**$266,576**	**$271,358**	**$279,244**	**$618,117**	**$566,760**
Less: Non-interest expense adjustments	b	(8,573)	(70,040)	(3,102)	(2,995)	(16,743)	(78,613)	(27,341)
Operating non-interest expense (non-GAAP)	i	**$269,422**	**$270,082**	**$263,474**	**$268,363**	**$262,501**	**$539,504**	**$539,419**
Net income (GAAP)	j	**$152,423**	**$86,609**	**$143,269**	**$146,182**	**$120,144**	**$239,032**	**$244,224**
Provision for income taxes		51,041	37,238	49,076	50,068	40,944	88,279	85,931
Income before provision for income taxes		203,464	123,847	192,345	196,250	161,088	327,311	330,155
Provision for credit losses		29,449	27,403	28,199	28,769	31,820	56,852	48,956
Pre-provision net revenue (PPNR) (non-GAAP)	k	**232,913**	**151,250**	**220,544**	**225,019**	**192,908**	**384,163**	**379,111**
Less: Non-interest income adjustments	a	640	(9,457)	5,532	(6,602)	9,739	(8,817)	13,621
Add: Non-interest expense adjustments	b	8,573	70,040	3,102	2,995	16,743	78,613	27,341
Operating PPNR (non-GAAP)	l	**$242,126**	**$211,833**	**$229,178**	**$221,412**	**$219,390**	**$453,959**	**$420,073**
Net income (GAAP)	j	**$152,423**	**$86,609**	**$143,269**	**$146,182**	**$120,144**	**$239,032**	**$244,224**
Less: Non-interest income adjustments	a	640	(9,457)	5,532	(6,602)	9,739	(8,817)	13,621
Add: Non-interest expense adjustments	b	8,573	70,040	3,102	2,995	16,743	78,613	27,341
Tax effect of adjustments		(1,367)	(7,419)	(2,158)	902	(6,621)	(8,786)	(10,241)
Operating net income (non-GAAP)	m	**$160,269**	**$139,773**	**$149,745**	**$143,477**	**$140,005**	**$300,042**	**$274,945**

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39

Non-GAAP Reconciliation: Earnings Per-Share and Performance Metrics

		For the Quarter Ended					For the Six Months Ended	
($ in thousands, except per-share data)		6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Select Per-Share & Performance Metrics								
Earnings per share - basic	j/r	$0.73	$0.41	$0.69	$0.70	$0.58	$1.14	$1.17
Earnings per share - diluted	j/s	$0.73	$0.41	$0.68	$0.70	$0.57	$1.14	$1.17
Efficiency ratio[(1)]	h/f	54.29 %	69.06 %	54.61 %	54.56 %	59.02 %	61.54 %	59.80 %
Non-interest expense to average assets	h/n	2.16 %	2.68 %	2.06 %	2.08 %	2.16 %	2.42 %	2.19 %
Return on average assets	j/n	1.19 %	0.68 %	1.10 %	1.12 %	0.93 %	0.94 %	0.94 %
Return on average tangible assets	j/o	1.22 %	0.70 %	1.14 %	1.15 %	0.96 %	0.96 %	0.97 %
PPNR return on average assets	k/n	1.81 %	1.19 %	1.70 %	1.72 %	1.49 %	1.50 %	1.47 %
Return on average common equity	j/p	11.56 %	6.73 %	10.91 %	11.36 %	9.85 %	9.18 %	9.93 %
Return on average tangible common equity	j/q	16.03 %	9.45 %	15.41 %	16.34 %	14.55 %	12.80 %	14.69 %
Operating Per-Share & Performance Metrics								
Operating earnings per share - basic	m/r	$0.77	$0.67	$0.72	$0.69	$0.67	$1.44	$1.32
Operating earnings per share - diluted	m/s	$0.76	$0.67	$0.71	$0.69	$0.67	$1.43	$1.32
Operating efficiency ratio, as adjusted[(1)]	u/y	51.79 %	55.11 %	52.51 %	53.89 %	53.56 %	53.40 %	55.26 %
Operating non-interest expense to average assets	i/n	2.10 %	2.13 %	2.03 %	2.05 %	2.03 %	2.11 %	2.08 %
Operating return on average assets	m/n	1.25 %	1.10 %	1.15 %	1.10 %	1.08 %	1.17 %	1.06 %
Operating return on average tangible assets	m/o	1.28 %	1.13 %	1.19 %	1.13 %	1.12 %	1.21 %	1.10 %
Operating PPNR return on average assets	l/n	1.88 %	1.67 %	1.77 %	1.69 %	1.70 %	1.78 %	1.62 %
Operating return on average common equity	m/p	12.16 %	10.87 %	11.40 %	11.15 %	11.47 %	11.52 %	11.18 %
Operating return on average tangible common equity	m/q	16.85 %	15.26 %	16.11 %	16.04 %	16.96 %	16.07 %	16.54 %

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

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40

Non-GAAP Reconciliation: Operating Efficiency Ratio, as Adjusted

		For the Quarter Ended					For the Six Months Ended	
($ in thousands)		6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Non-interest expense (GAAP)	h	**$277,995**	**$340,122**	**$266,576**	**$271,358**	**$279,244**	**$618,117**	**$566,760**
Less: Non-interest expense adjustments	b	(8,573)	(70,040)	(3,102)	(2,995)	(16,743)	(78,613)	(27,341)
Operating non-interest expense (non-GAAP)	i	**269,422**	**270,082**	**263,474**	**268,363**	**262,501**	**539,504**	**539,419**
Less: B&O taxes	t	(3,093)	(3,150)	(3,495)	(3,248)	(3,183)	(6,243)	(6,406)
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	**$266,329**	**$266,932**	**$259,979**	**$265,115**	**$259,318**	**$533,261**	**$533,013**
Net interest income (tax equivalent)[1]	v	**$447,552**	**$426,098**	**$438,424**	**$431,184**	**$428,434**	**$873,650**	**$852,778**
Non-interest income (GAAP)	d	**64,462**	**66,377**	**49,747**	**66,159**	**44,703**	**130,839**	**95,060**
Add: BOLI tax equivalent adjustment[1]	w	1,608	1,362	1,390	1,248	1,291	2,970	3,100
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	513,622	493,837	489,561	498,591	474,428	1,007,459	950,938
Less: non-interest income adjustments	a	640	(9,457)	5,532	(6,602)	9,739	(8,817)	13,621
Total Adjusted operating revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	**$514,262**	**$484,380**	**$495,093**	**$491,989**	**$484,167**	**$998,642**	**$964,559**
Efficiency ratio[1]	h/f	**54.29 %**	**69.06 %**	**54.61 %**	**54.56 %**	**59.02 %**	**61.54 %**	**59.80 %**
Operating efficiency ratio, as adjusted (non-GAAP)[1]	u/y	**51.79 %**	**55.11 %**	**52.51 %**	**53.89 %**	**53.56 %**	**53.40 %**	**55.26 %**

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.